SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ROCAP MARKETING INC.

(Exact name of registrant as specified in its charter)

Nevada	2300	27-3388068
(State of Incorporation)	(Primary Standard Classification	(I.R.S. Employer ID No.)

7141 East Main Street

Mesa, Arizona, 85207

(213) 400-0770

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle · Suite 400
Henderson, NV
89074-7722

(702) 866-2500

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

George G. Chachas, Esq.

Chachas Law Group P.C.

2445 Fifth Avenue, Suite 440

San Diego, CA 92101
Telephone: (619) 239-2900
Facsimile: (619) 239-2990

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .   .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .  .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .  .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 Par Value	2,875,667	$0.10	$28,757	$33.39

(1)

This Registration Statement covers the resale by our selling shareholders of up to 2,875,667 shares of our common stock, par value $0.001 per share, previously issued to such selling shareholders.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement.  The price of $0.10 per share is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated December23, 2011

ROCAP MARKETING INC.

2,875,667 SHARES OF COMMON STOCK

This prospectus relates to the resale by selling stockholders identified in the section entitled “Selling Stockholders” on page 16 of up to an aggregate of 2,875,667 shares of common stock of Rocap Marketing Inc.  We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.  We will bear all costs associated with this registration other than certain of the Selling Stockholders’ legal or accounting costs or commissions.

The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 16 of this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders. The selling security holders may be deemed underwriters.

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Rocap Marketing Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  You should consider carefully the risks that we have described in the section entitled “Risk Factors” beginning on page 7 before deciding whether to invest in our common stock.

THE PURCHASE OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF ROCAP MARKETING INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is:   December ___, 2011

You should rely only on the information contained within or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus.  Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.  To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially.  Such risks are in the section entitled “Risk Factors.”

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all of the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.  You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto.  As used throughout this prospectus, the terms “Rocap,” “the Company,” “we,” “us,” and “our” refer to Rocap Marketing Inc.

The Company

Rocap Marketing Inc. was incorporated on September 2, 2010 under the laws of the State of Nevada and established a fiscal year end of December 31.  On September 15, 2010, we entered into an agreement to purchase all of the issued and outstanding shares of Lexi-Luu Designs Inc. (“Lexi-Luu”), an Arizona-based manufacturer and wholesaler of children’s dancewear and playwear for young girls.  In exchange for all of the outstanding shares of Lexi-Luu, we issued 2,500,000 shares of our common stock to Lexi-Luu’s sole shareholder, Mr. Hubert J. Blanchette.

In March 2011, Lexi-Luu sold 2,000,000 shares of its common stock to Mr. Paul Koros for $2,000.  Following that sale, our ownership interest in Lexi-Luu was diluted to 80%.  Mr. Koros owns 20% of Lexi-Luu.

Our business office is located at 7141 East Main Street, Mesa, Arizona, 85207, our registered office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074-7722 and our telephone number is (213) 400-0770.  Lexi-Luu’s production facilities, warehouse and offices are located at 7141 East Main Street, Mesa, Arizona, 85207, and its telephone number is (213) 489-1377.

As of September 30, 2011, we had raised $65,948 of cash through the sale of our common stock.  As of September 30, 2011, we had $535 of cash on hand and liabilities of $293,756.  In addition, we expect incurring costs associated with this offering totaling approximately $24,334.  From our inception on September 2, 2010 until September 30, 2011, we have earned $203,627 of revenue through our subsidiary, Lexi-Luu Designs Inc., we have incurred expenses totaling $579,633 and accumulated losses totaling $376,006.  See “Summary Financial Data,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements included in this prospectus for more complete historical information.

The Offering
Common stock offered by the selling stockholders

Up to 2,875,667 shares of our Common Stock may be offered by the Selling Stockholders (see “Selling Stockholders”).  This number represents 15.4% of our current outstanding common stock(1) . We will not receive any proceeds from the sale of these shares.  Our Common Stock is described in further detail in the section of this prospectus titled “Description of Securities.”

No Public Market

There is no public market for our Common Stock.  We cannot give any assurance that the shares being offered by the Selling Stockholders will have a market value, or that they can be resold if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  There can be no assurance that such application will be successful or that our Common Stock will trade on a public market.  Further, even if our Common Stock is quoted, a market for the Common Stock may not develop.

Use of Proceeds

Proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders.  We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk Factors

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

____________________________________

(1) Based on 18,710,667 shares of common stock outstanding as of December 14, 2011.

Summary Financial Information

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
	December 31, 2010	September 30, 2011 (Unaudited)
Current assets	$79,704	$48,566
Current liabilities	$379,14	$151,006
Stockholders’ Equity / Deficit	$(32,904)	$(231,385)

Income Data:
	From Inception on September 2, 2010 to December 31, 2010	Nine Months Ended September 30, 2011 (Unaudited)
Sales	$46,614	$157,013
Total expenses	$155,116	$424,517
Net loss	$(108,502)	$(267,504)
Net loss per common share	$(0.01)	$(0.01)
Weighted average number of common shares outstanding	16,815,053	18,803,733

As indicated in the financial statements accompanying this prospectus, we have earned limited revenues to date and we have incurred only losses since our inception.  There is substantial doubt about our ability to continue as a going concern and we are reliant on the sale of our common stock as the primary source of funds for our future operations.

Summary Plan of Distribution

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders.  The term “Selling Stockholders” includes transferees, pledgees, donees, assignees or other successors in interest selling shares received after the date of this prospectus from each Selling Stockholder (see “Selling Stockholders”).  The number of shares beneficially owned by a Selling Stockholder will decrease as and when any such transfers are completed.  The plan of distribution for the Selling Stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees assignees or other successors will be Selling Stockholders hereunder.  To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

In addition, the Selling Stockholders will receive all of the proceeds from the sale of up to 2,875,667 shares of common stock offered by the Selling Stockholders under this Prospectus.  We will not receive any proceeds from the resale of shares by the Selling Stockholders.  The offering of these shares of common stock is being made by certain of our stockholders that wish to sell their shares.  Sales of our common stock may be made by the Selling Stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.

Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over the Counter Bulletin Board (“OTC Bulletin Board”).  To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such application for quotation will be approved.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our Common Stock are not publicly traded.  In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.  In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

Risks Relating to the Offering

Investing in the company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks.  The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price.  The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives.  The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company.  For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

Our stock price may be volatile and your investment in our Common Stock could suffer a decline in value.

Broad market and industry factors may harm the price of our Common Stock, regardless of our actual operating performance. Factors that could cause fluctuation in the price of our Common Stock may include, among other things:

•

actual or anticipated fluctuations in quarterly operating results;

•

changes in financial estimates by us or by any securities analysts who might cover our stock;

•

speculation about our business in the press or the investment community;

•

conditions or trends affecting our industry or the economy generally;

•

stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the children’s dancewear and playwear industries;

•

announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

•

changes in product mix between high and low margin products;

•

capital commitments;

•

our entry into new markets;

•

additions or departures of key personnel;

•

actual or anticipated sales of our common stock, including sales by our directors, officers or significant stockholders;

•

significant developments relating to our manufacturing or distribution relationships;

•

customer purchases of new products from us and our competitors;

•

investor perceptions of the children’s dancewear and playwear industries in general and our company in particular;

•

volatility in our stock price, which may lead to higher stock-based compensation expense under applicable accounting standards; and

•

changes in accounting standards, policies, guidance, interpretation or principles.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price.  This type of litigation, even if it does not result in liability for us, could result in substantial costs to us and divert management’s attention and resources.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our Common Stock.  We intend to retain all of our earnings for the foreseeable future to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future.  As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.  Our board of directors retains the discretion to change this policy.

Insiders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

Mr. Peter Henricsson, our Chief Executive Officer, Mr. Gordon C. McDougall, our Chief Financial Officer, and Mr. Hubert Blanchette, the former owner of our subsidiary, Lexi-Luu Designs Inc., control approximately 34.7%, 34.7% and 13.4%,  respectively, of the voting power of our outstanding stock.  As a result, these stockholders, if acting together, would be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions.  They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.  This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our Common Stock.

We have no committed source of financing.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock.  Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares.  In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market.  These actions will result in dilution of the ownership interests of existing shareholders, and may further dilute common stock book value, and that dilution may be material.

Risks Relating to Our Business

There is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business plan.  As a result we may have to liquidate our business and investors may lose their investment.  Potential investors should consider our independent registered public accountants’ comments when determining if an investment in Rocap Marketing Inc. is suitable.

We have a limited operating history.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on September 2, 2010 and have a limited operating history.  Given our limited operating history, there can be no assurance that we can build our business such that we can earn a significant profit or any profit at all.  The future of our Company will depend upon our ability to obtain and retain customers and when needed, sufficient financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations.  Potential investors should be aware of the difficulties normally encountered by new apparel companies, generally, and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we undertake.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there is significant risk that we can generate the sales volumes and revenues to achieve profitable operations.  To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects will be materially adversely affected.

We may require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We may need to raise funds through public or private debt or sale of equity to achieve our current business strategy.  Such financing may not be available when needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.  Our capital requirements to implement our business strategy will be significant.  Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds to expand our operations significantly as set forth in our plan of operations.

There can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing, source or manner in which we will raise any such funds.  Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.  If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Lexi-Luu’s limited brand recognition may limit our expansion strategy and cause our business and growth to suffer.

Lexi-Luu may encounter difficulty attracting new retail customers and retailers to sell its products because of limited brand recognition leading to delayed acceptance of our children’s dancewear and playwear by customers.  In particular, we have no assurance that Lexi-Luu’s grassroots marketing efforts will prove successful outside of the narrow dancewear market to which its products are currently being sold.  The expansion into new markets may present competitive, merchandising, forecasting and distribution challenges that are different from or more severe than those Lexi-Luu currently faces.  Failure to develop new markets or disappointing growth of its current market may harm its business and results of operations.

Lexi-Luu operates in a highly competitive market and the size and resources of many of its competitors may allow them to compete more effectively than it can, resulting in a loss of its market share and a decrease in our net revenue and an inability to achieve profitability.

The market for children’s dancewear and playwear is highly competitive.  Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow Lexi-Luu’s market share, any of which could substantially harm its business and results of operations.  Lexi-Luu competes directly against wholesalers and direct retailers of dancewear and playwear, including large, diversified apparel companies with substantial market share and established companies, as well as against retailers specifically focused on children’s apparel.  Many of Lexi-Luu’s competitors are large apparel and sporting goods companies with strong worldwide brand recognition, such as Capezio Ballet Makers Inc. and Eurotard.  Many of its competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, less-costly offshore production, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than Lexi-Luu does.

Lexi-Luu’s competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than it can.  In contrast to its “grassroots” marketing approach, many of Lexi-Luu’s competitors promote their brands primarily through traditional forms of advertising, such as print media and television commercials, and through celebrity athlete endorsements, and have substantial resources to devote to such efforts.  Lexi-Luu’s competitors may also create and maintain brand awareness using traditional forms of advertising more quickly in new markets than it can.  Lexi-Luu’s competitors may also be able to increase sales in their new and existing markets faster than it does by emphasizing different distribution channels, such as wholesale, Internet or catalogue sales or an extensive franchise network, as opposed to distribution through retail stores, and many of Lexi-Luu’s competitors have substantial resources to devote toward increasing sales in such ways.

In addition, because Lexi-Luu owns no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying its products, its current and future competitors are able to manufacture and sell products with performance characteristics, fabrication techniques and styling similar to Lexi-Luu’s products.

If Lexi-Luu fails to continue to develop attractive and innovative products and provide consumers with design features that meet their expectations, it may not be able to generate sufficient consumer interest in its children’s dancewear and playwear to remain competitive.

Lexi-Luu must continue to develop attractive and innovative product designs to attract and retain consumers.  If it is unable to anticipate consumer preferences or industry changes, or if it is unable to modify its products on a timely basis, it may lose customers or become subject to greater pricing pressures.  Lexi-Luu’s operating results would also suffer if its innovations do not respond to the needs of its customers, are not appropriately timed with market opportunities or are not effectively brought to market.  Any failure on Lexi-Luu’s part to innovate and design new products or modify existing products will hurt its brand image and could result in a decrease in net revenue and an increase in inventory levels.  In addition, Lexi-Luu may not be able to generate sufficient consumer interest in its children’s dancewear and playwear to remain competitive.  Any of these factors could harm our business or stock price.

Lexi-Luu does not have patents or exclusive intellectual property rights in its designs, fabrics and manufacturing technology.  If its competitors sell similar products to Lexi-Luu’s, its net revenue and profitability could suffer.

The intellectual property rights in the technology, fabrics and processes used to manufacture our products are owned or controlled by Lexi-Luu’s suppliers and are generally not unique to it.  Lexi-Luu’s ability to obtain intellectual property protection for its products is therefore limited and it currently own no patents or exclusive intellectual property rights in its designs, fabrics or processes underlying its products.  As a result, Lexi-Luu’s current and future competitors are able to design, manufacture and sell products with performance characteristics, fabrications and styling similar to its products.  Because many of Lexi-Luu’s competitors, such as Capezio Ballet Makers Inc. and Eurotard, have significantly greater financial, distribution, marketing and other resources, they may be able to manufacture and sell products based on our designs, fabrics and manufacturing technology at lower prices than Lexi-Luu can.  If Lexi-Luu’s competitors do sell similar products at lower prices, its net revenue and profitability could suffer.

If we are unable to manage our planned growth, our operations could be adversely impacted.

We expect to experience growth in the future.  The management of such growth will require, among other things, continued development of our financial and management controls and management information systems, management of our production and distribution systems, stringent control of costs and inventories, increased spending associated with marketing activities and acquisition of retailers, the ability to attract and retain qualified management personnel and the training of new personnel.  In addition, growth will eventually require the expansion of our billing, customer care and online sales systems, which will require additional capital expenditures and may divert the time and attention of management personnel who oversee any such expansion.  Failure to manage our expected growth and development successfully, to enhance our processes and management systems or to resolve any such difficulties adequately or in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

Key management personnel may leave the Company, which could adversely affect the ability of the company to continue operations.

Because we are entirely dependent on the efforts of Mr. Peter Henricsson, our CEO, Mr. Gordon McDougall, our CFO, Mr. Hubert Blanchette, our subsidiary’s CEO, and Mr. Paul Koros, an advisor to our subsidiary, their departure or the loss of other key personnel in the future, could have a material adverse effect on our business.  We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.  However, there is no guarantee that replacement personnel, if any, will help us to operate profitably.  We do not maintain key-person life insurance on any of our officers or employees.

Presently, the Company’s Chief Executive Officer and Chief Financial Officer have other outside business activities and, as such, they are not devoting all of their time to the Company, which may result in periodic interruptions or business failure.

Mr. Peter Henricsson, our Chief Executive Officer, and Mr. Gordon C. McDougall, our Chief Financial Officer, have other business interests and currently devote approximately 10 hours and 15 hours per week, respectively, to our operations.  Our operations may be sporadic and occur at times which are not convenient to Mr. Henricsson and Mr. McDougall, which may result in periodic interruptions in the development of our business.  If the demands of our business require the full business time of our executive officers, they are prepared to adjust their timetable to devote more time to our business.  However, they may not be able to devote sufficient time to the management of our business, which may result in periodic interruptions in implementing our plans in a timely manner.  Such delays could have a significant negative effect on the success of our business.

Risks Relating to Our Common Stock

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws.  The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters.  Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company.  If we do not have current information about our company available to market makers, they will not be able to trade our stock.  The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately held.  In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement.  These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals.  Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s “penny stock” rules in trading our securities.  For the purposes relevant to us, a penny stock is any equity security that has a market value of less than $5.00 per share, subject to certain exceptions.  These rules require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment.  Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and,

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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If investors generally share this perception, fewer investors may be willing to purchase our Common Stock.  This, in turn, could have the effect of reducing the trading activity in the secondary market for our stock and reducing our shareholders’ ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

There are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements.  In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal period ending December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting.  We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Our management and employees have no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our management and employees have no meaningful financial reporting education or experience.  We are and will continue to be heavily dependent on advisors and consultants to comply with the reporting requirements of a public company.  As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

Having only two directors who also serve as our officers limits our ability to establish effective independent corporate governance procedures and increases the control of our Chief Executive Officer.

We have only two directors and these directors serve as our Chief Executive Officer and Chief Financial Officer.  Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.  Simultaneous service as a director and officer could create, or appear to create, a conflict of interest when such directors are responsible for decisions concerning management composition, duties and compensation, including decisions regarding the appointment of officers, the issuance of options, financial controls and other issues presented to our board of directors that might have adverse implications or effects on such officers/directors or management in general.  Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our Chief Executive Officer and Chief Financial Officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of a reporting company;

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of a reporting company are being made only in accordance with authorizations of management and/or directors of the reporting company; and,

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the reporting company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

If a Market for Our Common Stock Does Not Develop, Shareholders May Be Unable To Sell Their Shares.

There is currently no public trading market for our Common Stock, and no such market may ever develop.  While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, there is no assurance that our application will be approved.  There is no guarantee that our shares will ever be traded on the OTC Bulletin Board, or, if traded, a public market may not materialize.  If our Common Stock is not traded on the OTC Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading, absent compliance with individual state laws.  These restrictions may make it difficult or impossible to sell shares in those states.

Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not yet been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  These restrictions prohibit the secondary trading of our common stock.  We currently do not intend to and may not be able to qualify securities for resale in states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution – State Securities – Blue Sky Laws.”

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but, rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934.  As of the date of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders.  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets.  This means that your access to information regarding our business will be limited.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation.  Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.  Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock.  Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Nevada law provides for indemnification of officers and directors at our expense and limits their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.  The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

The Selling Stockholders will receive all of the net proceeds from the sale of the shares of our common stock offered for resale by them under this prospectus.  We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders covered by this prospectus.

DETERMINATION OF OFFERING PRICE

There is no established public market for our shares.  The offering price and other terms and conditions relative to our shares will be determined by the Selling Shareholders and may or may not bear any relationship to assets, earnings, book value, or any other objective criteria of value.  Sales of our common stock may be made by the Selling Stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.

SELLING SECURITY HOLDERS

Up to 2,875,667 shares of Common Stock may be offered by the Selling Stockholders.  We will not receive any proceeds from the sale of these shares.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders.  The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, as of the date of this registration statement on Form S-1.  The third column lists the shares of common stock being offered by this Prospectus by each Selling Stockholder.  The fourth and fifth columns list the amount and the percentage (if one percent or more), respectively, of the shares to be owned by each Selling Stockholder after completion of the offering. To our knowledge, none of the Selling Stockholders hold or have held any position, office or other material relationship with us or our affiliates.

Name of Selling Stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
William Schonbrun	10,000	10,000	0	0%
Jacqueline Chisholm	10,000	10,000	0	0%
James Buonassisi	10,000	10,000	0	0%
Ariane Laird	10,000	10,000	0	0%
Joan Zokol	10,000	10,000	0	0%
Ylva Seljemo	850,000	850,000	0	0%
Niklas Seljemo	10,000	10,000	0	0%
Gunnar Nordgren	850,000	850,000	0	0%
Lena Eklof	10,000	10,000	0	0%
Kenth Englund	10,000	10,000	0	0%
Bengt Wilke	10,000	10,000	0	0%
Ricardo Dai	10,000	10,000	0	0%
Barry Yates	10,000	10,000	0	0%
John Thiessen	10,000	10,000	0	0%
F.A. Ventures, Inc.(1)	20,667	20,667	0	0%
Darlene Rodocker	10,000	10,000	0	0%
Murray Keating	860,000	860,000	0	0%
Enlighted Hospitality Inc.(2)	10,000	10,000	0	0%
The Wallace Family Trust(3)	155,000	155,000	0	0%
Totals	2,875,667	2,875,667	0	0%

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(1)  David Jenkins is the beneficial owner of F.A. Ventures, Inc.

(2)  Bob Gagne is the beneficial owner of Enlighted Hospitality Inc.

(3)  Glen Wallace is the sole trustee of the Wallace Family Trust and has voting and dispositive power over the securities owned by it.

To our knowledge the Selling Stockholders are not registered with the NASD as broker-dealers or otherwise, or are affiliates of broker-dealers.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The shares covered by this prospectus may be offered and sold from time to time by the Selling Stockholders.  The term “Selling Stockholders” includes transferees, pledgees, donees, assignees or other successors in interest selling shares received after the date of this prospectus from each Selling Stockholder.  The number of shares beneficially owned by a Selling Stockholder will decrease as and when any such transfers are completed.  The plan of distribution for the Selling Stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees assignees or other successors will be Selling Stockholders hereunder.  To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The Selling Stockholders may, from time to time, sell any and all of their shares of common stock in private transactions, or should a public market develop, on any such market upon which the our Common Stock is listed.  There is currently no public trading market for our Common Stock.   While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board, there is no assurance that our application will be approved.

Should a public market develop the Selling Stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price.  The Selling Stockholders may also make sales in negotiated transactions.  The Selling Stockholders may offer their shares from time to time pursuant to one or more of the following methods:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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public or privately negotiated transactions;

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through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock.

In connection with distributions of the shares or otherwise, the Selling Stockholders may:

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enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

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sell the shares short and redeliver the shares to close out such short positions;

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enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

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pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the Selling Stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods.  The Selling Stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus.  The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the Selling Stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided, however, in the event of a pledge or then default on a secured obligation by the Selling Stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of Selling Stockholders to include the pledge, secured party or other successors in interest of the selling stockholder under this prospectus.

The Selling Stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions.  Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus.  The Selling Stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf.  In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

In offering the shares covered by this prospectus, the Selling Stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Any profits realized by the Selling Stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

We will pay all fees and expenses incident to the registration of the shares.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

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contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

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contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

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contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

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bid and offer quotations for the penny stock;

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details of the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 90 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934.  Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities.  Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

 Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions.  It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

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the basis on which the broker or dealer made the suitability determination, and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities.  If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide a “manual” exemption in approximately 40 states.  However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions as long as we are considered a "shell."

A "manual exemption" allows secondary trading of securities, such as those to be sold by Selling Stockholders under this registration statement.  In most of these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states.  We cannot secure this listing, and thus this qualification, until after this registration statement on Form S-1 is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to become a “reporting issuer” under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, by way of filing a Form 8-A with the SEC.  A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering.  However, some states do impose filing requirements on the Company.  The Company intends, at its own cost, to make the required notice filings immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

Introduction

We were incorporated under the laws of the State of Nevada on September 2, 2010.  We are authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Common Stock

Our authorized capital stock consists of 74,000,000 shares of Common Stock, $0.001 par value per Share.  The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs.  Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.  Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities

Preferred Stock

Our Articles of Incorporation authorize the issuance of 1,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors.  As of the date hereof there have been no shares of Preferred Stock designated.  The following is a summary of the material rights and restrictions associated with our Preferred Stock.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

—

the number of shares and the designation of the series;

—

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

—

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the  voting rights;

—

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

—

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and,

—

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock.  However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us.  This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal.  The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Island Stock Transfer of 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760 and its telephone number is (727) 289-0010.  The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or its subsidiary.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Li & Company, PC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  The financial statements included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Chachas Law Group P.C., San Diego, California.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF ROCAP MARKETING INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1 THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Corporate History

On September 2, 2010, Mr. Peter Henricsson, our Chief Executive Officer, incorporated Rocap Marketing Inc. in the State of Nevada and established a fiscal year end of December 31.  Our objective is to produce and sell children’s dancewear and playwear.

 On September 15, 2010, we entered into an agreement to purchase all of the issued and outstanding shares of Lexi-Luu Designs Inc. (“Lexi-Luu”).  In exchange for all of the outstanding shares of Lexi-Luu, we issued 2,500,000 shares of our common stock to Lexi-Luu’s sole shareholder, Mr. Hubert J. Blanchette.  Our agreement with Mr. Blanchette includes a provision whereby if we undertake an acquisition of, or merge with, another company which results in the dilution of Mr. Blanchette’s interest in Rocap,  Mr. Blanchette has the right, but not the obligation, to repurchase our Lexi-Luu shares in exchange for his 2,500,000 Rocap shares.

In March 2011, Lexi-Luu sold 2,000,000 shares of its common stock to Mr. Paul Koros for $2,000.  Following that sale, our ownership interest in Lexi-Luu was diluted to 80%.  Mr. Koros owns 20% of Lexi-Luu.

Our business office is located at 7141 East Main Street, Mesa, Arizona, 85207, our registered office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074-7722 and our telephone number is (213) 400-0770.  Lexi-Luu’s production facilities, warehouse and offices are located at 7141 East Main Street, Mesa, Arizona, 85207 and its telephone number is (213) 489-1377.

Lexi-Luu Designs Inc. Overview

Lexi-Luu, a manufacturer and wholesaler of dancewear and playwear for young girls, was incorporated in September 2010 following several months of informal operations by its founder, Mr. Blanchette.  Its head office and manufacturing facility is located in Mesa, Arizona and its products are sold to retailers and wholesale distributors, as well as to retail customers through its online store.  Sales have increased modestly since we acquired Lexi-Luu, and now average close to $15,000 per month.  Sales to retailers and wholesale distributors represent virtually all of Lexi-Luu’s sales; however, online sales to retail customers commenced in March 2011 and have increased to the point where they represented approximately 5% of Lexi-Luu’s total sales in May 2011.  Lexi-Luu does not currently advertise its online sales.

Principal Products and Their Markets

Lexi-Luu designs, manufactures and distributes dancewear and playwear for young girls.  It manufactures children’s sizes XS (extra-small) through to XXL (double extra-large), which generally correspond to girls aged 4 to 12.

While the original market for its products was dancewear – outfits for girls to wear when they attend dance classes or perform at recitals – Lexi-Luu found that many girls like to wear their Lexi-Luu designs all the time.  Lexi-Luu is, for some young girls, rapidly becoming everyday-wear.  Although the clothing Lexi-Luu produces is worn by children, whom we consider Lexi-Luu’s target market, we are aware that it is actually the child’s parent or an adult in the child’s life that makes the purchase decision.  We refer to this decision-maker as a “Dance Mom” – typically the mother of a young girl who is active in the child’s life and a supporter of the child’s dance pursuits.  Accordingly, Lexi-Luu creates its designs with both customers in mind.

Lexi-Luu also undertakes a small amount of custom design services for retailers and end-users.  Often, a dance instructor or active Dance Mom likes the styles created by Lexi-Luu, and contacts them directly.  Lexi-Luu will consult one-on-one with the customer and deliver a specific outfit or line of outfits.  Each of these agreements is unique and short term; however, the designs remain Lexi-Luu’s and it may choose to incorporate them into its product line at a later date.

Distribution Methods

Lexi-Luu sells most of its clothing directly to retailers.  This sales category is often referred to as wholesaling.  Approximately 40% of wholesale sales to date are to “house accounts,” where Lexi-Luu receives the full wholesale price for the sale.  The remaining 60% of its wholesale distribution to date occurs through manufacturer’s representatives, who sell on Lexi-Luu’s behalf and receive commissions based on percentages of sales generated.

Lexi-Luu also has an online store, accessible through its website at www.lexiluu.com.  Sales from this channel are fulfilled directly from its production facility in Mesa, Arizona and Lexi-Luu receives the full retail price.

New Product Lines

Lexi-Luu periodically creates new clothing lines in the ordinary course of business to stay abreast of current styles and appeal to potential new customers.  Test fittings are currently being conducted on some new products to match or expand the Lexi-Luu line.  Lexi-Luu began production of these designs in July 2011 for an August 2011 release.

Competitive Conditions

Lexi-Luu operates in a very competitive environment.  It is a start-up company in a market that has two large, dominant competitors with a large share of the market: Capezio Ballet Makers Inc., the dominant company in this market; and Eurotard.  Both manufacturers have a strong focus on the adult dancewear market.  We estimate that there are approximately 10 other, smaller competitors in this market.

Children’s dancewear was traditionally influenced by classical ballet training, where unique designs were discouraged among dance schools and dance teachers.  Typically, young girls choosing to dance were directed to wear identical outfits.  Over the past three decades, the variety of dance styles taught has expanded, and the focus of this training has shifted from conforming to a set standard to expanding a child’s expression and movement and freedom.  Our experience is that dancewear styles have yet to catch up to the demand for expressive apparel.  Satisfying this demand for individuality is where Lexi-Luu competes.  Its designs are fresh and strive to cover a greater proportion of the body than typical dancewear, giving our outfits a wider appeal to parents who want to ensure freedom of movement without being revealing.

Lexi-Luu is a new company entering an established market with its new and unique designs.  It has little brand recognition in the marketplace because it is a new company and larger competitors could develop similar product lines.  Accordingly, the profitability and success of the company is not assured.

Sources and Availability of Raw Materials

Lexi-Luu acquires its raw materials and equipment from a wide variety of manufacturers located in the United States.  The products are widely available and the loss of any one supplier would not, in management’s opinion, materially affect its production.

Economic Dependence on Customers

Lexi-Luu currently sells its products to more than 45 retailers, of which no single retailer represents more than 10% of its sales.

Importance of Patents, Trademarks and Labor Contracts

Lexi-Luu does not hold any patents; however, it applied for and received U.S. federal trademark protection for its logo.

Lexi-Luu distributes its products primarily to retailers and through manufacturer’s representatives.  It does not have formal written agreements with its manufacturer’s representatives, which is standard practice in this industry.  None of Lexi-Luu’s employees are part of a collective bargaining agreement; it has had no work stoppages relating to employment contract disputes, and management believes its relationship with its employees is good.

Existing and Probable Government Regulations

Federal regulations require that Lexi-Luu’s products be labeled to indicate their fiber content, jurisdiction of manufacture, and care and handling instructions.  Lexi-Luu currently complies with these regulations.  We are not aware of any impending government regulations that would affect Lexi-Luu’s business.

Employees

Lexi-Luu currently employs seven full-time and seven part-time employees.  Rocap has no employees other than its Chief Executive Officer and Chief Financial Officer.  In addition, we engage consultants on an as-needed basis for legal, accounting and some administrative services.

DESCRIPTION OF PROPERTY

Lexi-Luu maintains a rented production facility, warehouse and administrative office in Mesa, Arizona.  Its production facility is approximately 800 square feet and adjoins its 1,500 square foot administrative office and warehouse.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings, including proceedings contemplated by governmental authorities, against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop.  While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board, there is no assurance that our application will be approved.  An application for quotation on the OTC Bulletin Board must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"), 2) who agree to sponsor the security, and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Bulletin Board.  In order for a security to be eligible for quotation by a market maker on the OTC Bulletin Board, the security must be registered with the SEC and the company must be current in its required filings with the SEC.  There are no listing requirements for the OTC Bulletin Board and accordingly no financial or minimum bid price requirements.  We intend to cause a market maker to submit an application for quotation to the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders

As of the date of this registration statement on Form S-1, we had 41 holders of our Common Stock and no holders of our Preferred Stock.

Dividends

No cash dividends have been declared or paid on our Common Stock, and we do not anticipate that any dividends will be declared or paid in the foreseeable future.

Securities authorized for issuance under equity compensation plans

We have no compensation plans under which our securities are authorized for issuance.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

?

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

1.

the likelihood of a market for our common shares developing,

2.

the liquidity of any such market,

3.

the ability of the shareholders to sell the shares, or

4.

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time.  Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

SELECTED FINANCIAL DATA

Please See the Financial Statements attached at the end of the Prospectus.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF ROCAP MARKETING INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

Results of Operations

From Inception on September 2, 2010 to December 31, 2010

We commenced operations during September, 2010.  For the period from inception through December 31, 2010, we had revenues from merchandise sales of $46,614 and cost of sales of $39,087 resulting in a gross profit of $7,527, or 16% of sales.  We incurred operating expenses of $114,138.  Operating expenses included consulting fees of $30,267, which represented approximately 27% of those operating expenses; general and administrative expenses of $75,584, which represented 66% of operating expenses; advertising of $8,008, which represented 7% of operating expenses; and depreciation expense of $279, which represented less than 1% of operating expenses.

Consulting fees were primarily legal and accounting fees.  General and administrative expenses included primarily building and office related expenses and travel expenses.  The Company had an operating loss for the period of $106,611, interest expense of $1,891, resulting in a net loss of $108,502.

Three Fiscal Quarters ended September 30, 2011

For the nine months ended September 30, 2011, we had revenues from merchandise sales of $157,013 and cost of sales of $110,458 resulting in a gross profit of $46,555, or 30% of sales.  We incurred operating expenses of $317,536.  Operating expenses included professional fees of $176,669, which represented approximately 56% of those operating expenses; general and administrative expenses of $73,303, which represented 23% of operating expenses; advertising of $16,831, which represented 5% of operating expenses; and depreciation expense of $636, which represented less than 1% of operating expenses.

Professional fees were primarily legal and accounting fees.  General and administrative expenses included primarily building and office related expenses and travel expenses.  The Company had an operating loss for the period of $267,504, interest expense of $10,865, resulting in a net loss of $267,504.

From Inception through September 30, 2010

We commenced operations during September, 2010.  For the period September 30, 2011, we had revenues from merchandise sales of $8,363 and cost of sales of $2,345 resulting in a gross profit of $6,018, or 72% of sales.  We incurred operating expenses of $17,790.  Operating expenses included professional fees of $1,092, which represented approximately 6% of those operating expenses; general and administrative expenses of $13,907, which represented 78% of operating expenses; advertising of $1,320, which represented 7% of operating expenses; and depreciation expense of $-0-, which represented less than 1% of operating expenses.

Professional fees were primarily legal and accounting fees.  General and administrative expenses included primarily building and office related expenses and travel expenses.  The Company had an operating loss for the period of $11,772, interest expense of $-0-, resulting in a net loss of $11,702. We acquired Lexi-Luu on September 15, 2010. Prior to that acquisition we were a development stage company. Accordingly, our operations in 2010 present only 15 days of business activity when compared to a full nine months in 2010.

Liquidity and Capital Resources

As of December 31, 2010

At December 31, 2010, we had current assets of $79,704 and current liabilities of $37,914, resulting in working capital of $41,790 and a current ratio of 2.1:1.  Current assets comprised primarily cash of $43,980, inventory of $22,640 and accounts receivable of $11,551.  Current liabilities comprised primarily salaries payable of $24,017 and accounts payable of $12,006.  For the period ended December 31, 2010, our financing activities raised $92,500 from notes payable and $69,998 from the sale of common stock.  We used $110,913 of cash in operating activities. Investing activities included $4,240 for the purchase of equipment and $3,365 for a security deposit.  We will continue to pursue outside funding to raise sufficient capital for ongoing operations as sales revenue continues to grow.

As of September 30, 2011

At September 30, 2011, we had current assets of $48,566 and current liabilities of $151,006, resulting in negative working capital of $102,440 and a current ratio of .3:1.  Current assets comprised primarily cash of $535, inventory of $39,058 and accounts receivable of $8,378.  Current liabilities comprised primarily salaries payable of $78,000 and accounts payable of $41,593.  For the nine months ended September 30, 2011, our financing activities raised $63,050 from notes payable and $8,950 from the sale of common stock.  We used $117,445 of cash in operating activities. We had no investing activities.  We will continue to pursue outside funding to raise sufficient capital for ongoing operations as sales revenue continues to grow.

Our cash at September 30, 2011 is insufficient to meet our operating requirements for the next twelve months. We anticipate that we will require approximately $150,000 of operating capital over the next twelve months. We expect to use debt and equity financing to raise that capital.

Critical Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary, Lexi-Luu Designs, Inc.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

Revenue Recognition

The Company will determine its revenue recognition policies upon commencement of principle operations.

Stock-based compensation

The Company adopted ASC 718 as of the date of its inception on September 2, 2010 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009.  The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.  The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  The Company does not expect the provisions of ASU 2009-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Since inception, we have had no changes in or disagreements with our accountants.  Our audited financial statements have been included in this Prospectus in reliance upon Li & Company, PC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to existing stockholders.  There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current directors and executive officers.  Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of them or their successors at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Name	Age	Position(s) With the Company	Position Held Since	Director Since
Peter Henricsson	59	Director and Chief Executive Officer	September 2, 2010	September 2, 2010
Gordon C. McDougall	55	Director, Chief Financial Officer, Secretary and Treasurer	April 15, 2011	October 1, 2010

Peter Henricsson

Peter Henricsson is our Chief Executive Officer and a director.  He is a venture capital investor and a coach to young companies in strategic planning and management.  Since his retirement in 2002, he has not held any board or executive positions in public or private companies.

Gordon C. McDougall

Gordon McDougall is our Chief Financial Officer, Secretary, Treasurer and a director.  McDougall is also a director and President of Bitzio, Inc., a public company whose shares are quoted on the OTC Bulletin Board under the symbol BTZO.   He is also CEO and founder of Tezi Advisory, Inc, a private company that partners with entrepreneurs to grow their businesses.  Prior to Mr. McDougall joining the Company, he was a director and CEO of Exterra Energy, whose shares trade on the OTC Bulletin Board under the symbol EENI, until his resignation on September 19, 2007.  He also served as President in 2005 and 2006 of Wentworth Energy, Inc., an oil and gas exploration company.  During his time as President of Wentworth Energy, Inc., the company raised substantial funding and made numerous acquisitions.  Mr. McDougall resigned from Wentworth’s board in July 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer, to our two most highly compensated executive officers who were serving as executive officers at December 31, 2010, other than our Chief Executive Officer, and up to two additional individuals for whom disclosure would have been required but for the fact that the individuals were not serving as executive officers at December 31, 2010 (collectively, the “Named Executed Officers”).  As of December 31, 2010, Mr. Peter Henricsson is our only Named Executive Officer.

Our board of directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Compen-sation ($)	Total ($)
Peter Henricsson, CEO, Secretary and Treasurer (1)	2010	-	-	-	-	-	-

__________________

(1)

On April 15, 2011, Mr. Henricsson resigned as our Secretary and Treasurer and Gordon C. McDougall was appointed as our Chief Financial Officer, Secretary and Treasurer.  Mr. Henricsson remains as our Chief Executive Officer.

Outstanding Equity Awards Since Inception

We have granted no option or stock awards to our Named Executive Officer since our inception on September 2, 2010.

Long-Term Incentive Plans

We have granted no Long-Term Incentive Plans since our inception on September 2, 2010.

Director Compensation

We have paid no compensation to our directors since our inception on September 2, 2010.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Peter Henricsson, at our executive offices.  However, while we appreciate all comments from shareholders, we may not be able to respond to all communications.  We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time.  Mr. Henricsson collects and evaluates all shareholder communications.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

Committees of the Board of Directors

Currently, Rocap Marketing Inc. has no committees of the Board of Directors.  Concurrent with having sufficient members and resources, our board of directors will establish one or more committees, such as an audit committee and a compensation committee.  Once established, the audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.

Once established, the compensation committee will manage any new stock option plan we may establish and review and recommend compensation arrangements for the officers.

No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

Our Directors will be reimbursed by us for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees.  We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15).  Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Accordingly, we do not have an independent director as of the date of this registration statement on Form S-1.  The OTC Bulletin Board on which we plan to have our shares of common stock quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis.  Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently, we have only two officers and directors (the same persons) and will seek to add additional officers and directors as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this registration statement on Form S-1, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group.  Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of the date of this registration statement on Form S-1, we had 18,710,667 shares of common stock issued and outstanding.

Title of class	Name, Title, and Address of Beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)(2)
Common Stock	Peter Henricsson (3) 1446 Bramwell Road West Vancouver, BC, Canada	6,500,000	34.74%
Common Stock	Gordon C. McDougall (4) 1183 West 7th Avenue Vancouver, BC, Canada	6,500,000(5)	34.74%
Common Stock	Hubert J. Blanchette 311 N. Greenwood Mesa, Arizona 85210	2,500,000	13.36%
Common Stock	All Directors and Executive Officers (2 persons)	13,000,000	69.48%

   _______________________________

(1)

Based upon 18,710,667 shares outstanding as of December 14, 2011.

(2)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

Mr. Henricsson is the CEO, a Director and 5% beneficial owner of the Company.

(4)

Mr. McDougall is the CFO, Secretary, Treasurer, a Director and a 5% beneficial owner of the Company

(5)

Said shares are owned by Tezi Advisory, Inc., a private corporation wholly-owned by Gordon C. McDougall.

We are not aware of any arrangements that could result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since our inception on September 2, 2010 or in any proposed transaction to which we propose to be a party:

1.

any of our directors or executive officers;

2.

any nominee for election as one of our directors;

3.

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or,

4.

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (1), (2) or (3) above.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended September 30, 2011 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto.  Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document.  For further information with respect to us and the Common Stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses.  Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  You may request, and we will voluntarily provide free of charge our annual, quarterly and current reports, proxy statements and other information upon request.  To request such materials, please contact our CFO, Mr. Gordon C. McDougall at our principal offices set out in the cover page of this registration statement on Form S-1.

FINANCIAL STATEMENTS

ROCAP MARKETING, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

C O N T E N T S

LI & COMPANY, PC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rocap Marketing Inc.

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Rocap Marketing Inc., (the “Company”) as of December 31, 2010 and the related consolidated statements of operations, stockholder’s equity and cash flows for the period from September 2, 2010 (inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from September 2, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2011 and had a net loss and net cash used in operating activities for the period from September 2, 2010 (inception) through December 31, 2010.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

December 23, 2011

ROCAP MARKETING, INC.

Consolidated Balance Sheets

December 31, 2010

ASSETS

CURRENT ASSETS

Cash	$43,980
Accounts receivable	11,551
Other receivables	1,533
Inventory	22,640

Total Current Assets	79,704

EQUIPMENT, net	3,961

OTHER ASSETS
Goodwill	10,480
Deposits	3,365

Total Other Assets	13,845

TOTAL ASSETS	$97,510

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$12,006
Current maturities of notes payable	-
Salaries payable	24,017
Interest payable	1,891

Total Current Liabilities	37,914

LONG-TERM LIABILITIES
Notes payable, net of current maturities	92,500

Total Liabilities	130,414

STOCKHOLDERS' DEFICIT
Preferred stock: $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	-
Common stock: $0.001 par value, 74,000,000 shares authorized; 18,590,667 shares issued and outstanding	18,591
Additional paid-in capital	57,007
Accumulated deficit	(108,502)

Total Stockholders' Deficit	(32,904)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$97,510

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Consolidated Statements of Operations

For the Period from
September 2, 2010
(Inception) through
December 31, 2010

Sales	$46,614

Cost of Goods Sold	39,087

Gross Profit	7,527

OPERATING EXPENSES
Advertising	8,008
Consulting	30,267
Depreciation	279
General and administrative	75,584

Total Operating Expenses	114,138

LOSS FROM OPERATIONS	(106,611)

OTHER (INCOME) EXPENSE

Interest expense	1,891

Total Other (Income) Expense	1,891

LOSS BEFORE INCOME TAXES	(108,502)

INCOME TAX PROVISION	-

NET LOSS	$(108,502)

NOT LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	16,815,053

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Consolidated Statements of Stockholders’ Equity

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at inception, September 2, 2010	-	$-	$-	$-	$-

Common stock issued to founders at par	13,000,000	13,000	-	-	13,000

Common stock issued for purchase of subsidiary	2,500,000	2,500	-	-	2,500

Common stock issued for cash	3,070,000	3,070	53,928	-	56,998

Common stock issued for services	20,667	21	3,079	-	3,100

Net loss	-	-	-	(108,502)	(108,502)

Balance, December 31, 2010	18,590,667	$18,591	$57,007	$(108,502)	$(32,904)

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Consolidated Statements of Cash Flows

For the Period From
September 2, 2010
(Inception) through
December 31, 2010

OPERATING ACTIVITIES:

Net loss	$(108,502)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	279
Common stock issued for services	3,100
Allowance for doubtful accounts	1,280

Changes in operating assets and liabilities:
Accounts receivable	(12,831)
Other receivables	(1,533)
Inventory	(22,640)
Accounts payable	4,026
Accrued salaries	24,017
Accrued interest	1,891

Net Cash Used in Operating Activities	(110,913)

INVESTING ACTIVITIES:

Purchase of equipment	(4,240)
Security deposit	(3,365)

Net Cash Used in Investing Activities	(7,605)

FINANCING ACTIVITIES:

Proceeds from notes payable	92,500
Common stock issued for cash	69,998

Net Cash Provided by Financing Activities	162,498

NET CHANGE IN CASH	43,980

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$43,980

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$440
Income tax paid	$-

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 1 – Organization and Operations

Rocap Marketing Inc.

Rocap Marketing Inc, (“Rocap” or the “Company”) was incorporated under the laws of the State of Nevada on September 2, 2010.

Lexi-Luu Designs, Inc.

Lexi-Luu Designs, Inc. (Lexi-Luu) was incorporated under the laws of the State of Nevada on September 3, 2010. Lexi-Luu manufactures and markets exclusive dancewear for youth.  The dance wear is sold through retailers throughout the country and may be purchased directly from the Company on-line at www.lexiluu.com.  A web site and order fulfilling technology have been developed to provide this service.

Acquisition of Lexi-Luu Designs Inc.

On September 15, 2010, the Company entered into a Stock Purchase and Share Exchange Agreement with the sole stockholder of Lexi-Luu Designs Inc.  The acquisition of 100% of Lexi-Luu has been recorded on the purchase method of accounting in accordance with section 805-10-05 of the FASB Accounting Standards Codification.  The Company allocated the purchase price of Lexi-Luu to the tangible assets acquired and liabilities assumed based on their estimated fair values.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principle of Consolidation

The consolidated financial statements include all accounts of Rocap as of December 31, 2010 and for period from September 2, 2010 (inception) through December 31, 2010 and all accounts of Lexi-Luu as of December 31, 2010 and for the period from September 15, 2010 (date of acquisition) through December 31, 2010.  All inter-company balances and transactions have been eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets including the values assigned to and the estimated useful lives of equipment, and goodwill; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, other receivables, inventory, accounts payable salaries payable and interest payable, approximate their fair values because of the short maturity of these instruments.

The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include equipment, goodwill and deposits are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Management will periodically review the recoverability of the capitalized oil and gas properties. Management takes into consideration various information including, but not limited to, historical production records taken from previous oil and gas operations, results of exploration activities conducted to date, estimated future prices and reports and opinions of outside consultants.  When it is determined that a project or property will be abandoned or its carrying value has been impaired, a provision is made for any expected loss on the project or property.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Business Combination

In accordance with section 805-10-05 of the FASB Accounting Standards Codification the Company allocates the purchase price of acquired entities to the tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values.

Management makes estimates of fair values based upon assumptions believed to be reasonable.  These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from revenues, customer relationships, key management and market positions, assumptions about the period of time the acquired trade names will continue to be used in the Company’s combined product portfolio, and discount rates used to establish fair value.  These estimates are inherently uncertain and unpredictable.  Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company’s allowance for doubtful accounts was $1,280 as of December 31, 2010.

The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

The Company values inventories, consisting of raw materials, which consist of fittings and other components necessary to assemble the Company’s finished goods, and finished goods, which consist of dance wear held for sale, at the lower of cost or market.  Cost is determined on a weighted average cost basis.  Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead.  The Company follows paragraph 330-10-30-3 of the FASB Accounting Standards Codification for the allocation of production costs and charges to inventories.  The Company allocates fixed production overhead to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance.  Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production).  Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time.  The actual level of production may be used if it approximates normal capacity.  In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost.  The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and  unallocated overheads of underutilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

The Company regularly reviews raw materials and finished goods for resale inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price, sales prices of confirmed backlog orders and spot market prices.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

There was no inventory obsolescence at December 31, 2010.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from three to five years for tooling, five years for computers and vehicles, and five to seven years for furniture and equipment. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Goodwill

Goodwill represents the excess of the cost of an acquired entity over the fair value of the net assets at the date of acquisition. Under paragraph 350-20-35-1 of the FASB Accounting Standards Codification, goodwill acquired in a business combination with indefinite useful lives are not amortized; rather, goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate the asset might be impaired.

The goodwill impairment test has two steps. The first step identifies potential impairments by comparing the fair value of a reporting unit with its carrying value, including goodwill. The fair values are determined based on a combination of valuation techniques including the expected present value of future cash flows, a market multiple approach, and a comparable transaction approach. If the fair value of a reporting unit exceeds the carrying value, goodwill is not considered impaired and the second step is not necessary. If the carrying value of a reporting unit exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying value. If the implied fair value of the goodwill is less than the carrying value, an impairment charge is recorded.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved b.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. aounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies the provisions of ASC 605 which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

In general, the Company recognizes revenue related to sales of dance wear when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Advertising

Advertising costs are expensed as incurred. Advertising expenses totaled $8,008 for the period ended December 31, 2010.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate employee termination behavior.  The contractual term of share options or similar instruments is used as expected term of share options or similar instruments for the Company if it is a newly formed corporation.

•

Expected volatility of the entity’s shares and the method used to estimate it.  An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility.  A thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“Section 505-50-30”).

Pursuant to Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  The contractual term of share options or similar instruments is used as expected term of share options or similar instruments for the Company if it is a newly formed corporation.

•

Expected volatility of the entity’s shares and the method used to estimate it.  An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility.  A thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option and similar instruments.

Pursuant to Paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no material adjustments to its income  tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from September 2, 2010 (inception) through December 31, 2010.

Net Loss per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

There were no potentially dilutive common shares outstanding for the period from September 2, 2010 (inception) through December 31, 2010.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events.  The Company will disclose the date through which subsequent events have been evaluated and that date is the date when the financial statements were issued.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 2 - Summary of Significant Accounting Policies (continued)

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 - Going Concern

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit at December 31, 2010, a net loss and net cash used in operating activities for the period from September 2, 2010 (inception) through December 31, 2010.

While the Company is attempting to establish an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by seeking equity and/or debt financing.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 - Acquisition

On September 15, 2010, the Company entered into a stock exchange agreement with an individual issuing 2,500,000 shares of common stock for all of the issued and outstanding stock of Lexi-Luu Designs, Inc (“Lexi-Luu”).  The shares were valued at par. The Company also assumed $10,480 of debt in excess of the value of the tangible assets acquired. The excess value is recorded as goodwill.

The acquisition was accounted for using the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification by allocating the purchase price over the assets acquired, including intangible assets and liabilities assumed, based on their estimated fair values at the date of acquisition.  The excess of the liabilities assumed and the purchase price over the net assets acquired was recorded as goodwill.  The purchase price has been allocated to the assets and liabilities as follows:

Total assets acquired	$39,977
Goodwill	10,480
Total liabilities assumed	(47,957)
Purchase price	$2,500

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 5 - Inventory

The Company’s inventory at December 31, 2010 consisted of the following:

December 31, 2010
Raw materials	$-
Work in Progress	-
Finished goods	22,640
Total Inventory	$22,640

Note 6 - Equipment

The following is a summary of equipment at December 31, 2010:

December 31, 2010
Equipment	$4,240
Less: accumulated depreciation	(279)
Net Property and Equipment	$3, 961

Depreciation expense for the period from September 2, 2010 (inception) through December 31, 2010 was $279, respectively.

Note 7 – Notes Payable

During the period from September 2, 2010 (inception) through December 31, 2010, the Company entered into three (3) promissory notes with an individual for $92,500 in aggregate.  The notes carry interest rates of 8% to 12%, per annum, with interest only payments beginning February, 2011 through October, 2012, at which time outstanding interest and principal is due and payable.   As of December 31, 2010 the Company has accrued $1,891 of interest associated with these notes.

Note 8 –Stockholders’ Deficit

The Company has 1,000,000 preferred shares authorized at a par value of $0.001.  As of December 31, 2010 the Company has no preferred shares issued or outstanding.

The Company has 74,000,000 common shares authorized at a par value of $0.001.  As of December 31, 2010 the Company has 18,590,667 shares of common stock issued and outstanding.

On September 2, 2010 the Company issued 13,000,000 shares of common stock to the Company’s founders at par, or $13,000 in cash.

On September 15, 2010, the Company entered into a stock exchange agreement with an individual issuing 2,500,000 shares of common stock for the issued and outstanding stock of Lexi-Luu Designs, Inc.

During 2010, the Company issued 3,090,667 shares of common stock for cash of $60,098 to various individuals.

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 9 – Concentrations

During the period ended December 31, 2010 the Company derived 17% of its revenues from one company.

Note 10 – Income Taxes

Deferred tax assets

At December 31, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $101,135 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $34,386 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $34,386.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $34,386 for the period from September 2, 2010 (inception) through December 31, 2010.

The tax effects of significant items comprising the Company's net deferred taxes as of December 31, 2010 were as follows:

December 31, 2010
Cumulative NOL	$101,135
Deferred Tax assets:
(34% Federal)
Net operating loss carry forwards	34,386
Valuation allowance	(34,386)
$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from September 2, 2010 (inception) through December 31, 2010

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)
Effective income tax rate	0.0%

ROCAP MARKETING, INC.

Notes to Consolidated Financial Statements

December 31, 2010

Note 11 – Commitments and Contingencies

Management agreements

On September 1, 2010, the Company entered into a management agreement (“Management Agreement”) with Peter Henricsson for consulting services to be provided by him (“Consultant”) in the capacity of President of the Company which requires that the Consultant to be paid $3,250 per month for three (3) years from date of signing. The Company is also required to issue the Consultant a total of 960,000 shares of its common stock payable on a quarterly basis over 12 quarters (3 years) commencing March 2011.

On September 1, 2010, the Company entered into a management agreement (“Management Agreement”) with Tezi Advisory Inc for consulting services to be provided by Gordon C. McDougall (“Consultant”) in the capacity of Vice President Finance of the Company which requires that the Consultant to be paid $3,250 per month for three (3) years from date of signing. The Company is also required to issue the Consultant a total of 960,000 shares of its common stock payable on a quarterly basis over 12 quarters (3 years) commencing March 2011.

Note 12 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that the following reportable subsequent event should be disclosed:

On March 15, 2011, the Company entered into two promissory notes for a total of $50,250 with a related party.  These notes bear interest at 8%, with interest only payments beginning August 15, 2011 through March 15, 2014, at which time all outstanding interest and principle is due and payable.

On March 15, 2011, the Company’s wholly-owned subsidiary, Lexi-Luu sold 2,000,000 shares to a third party for $2,000.  As a result, the Company now owns 80% of Lexi-Luu.

During the nine months ended September 30, 2011, the Company sold 100,000 shares of common stock for $9,000 cash and returned $50 to an investor who purchased shares in the 2010 private placement in exchange for 25,000 common shares.

As of September 30, 2011, Lexi-Luu has a note payable to an unrelated third party in the amount of $12,800. The note is secured by inventory, bears no interest and is due on demand.

On October 12, 2011 the Company issued 45,000 shares of common stock to the Wallace Family Trust for $6,750 cash.

ROCAP MARKETING, INC.

UNAUDITED INTERIM

 CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

C O N T E N T S

ROCAP MARKETING, INC.

Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$535	$43,980
Accounts receivable	8,378	11,551
Other receivables	595	1,533
Inventory	39,058	22,640

Total Current Assets	48,566	79,704

PROPERTY AND EQUIPMENT, net	3,325	3,961

OTHER ASSETS
Goodwill	10,480	10,480
Deposits	-	3,365

Total Other Assets	10,480	13,845

Total Assets	$62,371	$97,510

LIABILITIES AND DEFICIT
CURRENT LIABILITIES:
Accounts payable	$41,593	$12,006
Salaries payable	78,000	24,017
Customer deposits	12,321	-
Note payable	12,800
Interest payable	6,292	1,891

Total Current Liabilities	151,006	37,914

LONG-TERM LIABILITIES
Note payable - related parties	142,750	92,500

Total liabilities	293,756	130,414

ROCAP MARKETING INC. STOCKHOLDERS' DEFICIT:
Preferred stock at $0.001 par value: 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock at $0.001 par value: 74,000,000 shares authorized, 19,145,667 and 18,590,667 shares issued and outstanding, respectively	19,146	18,591
Additional paid-in capital	137,402	57,007
Accumulated deficit	(376,006)	(108,502)

Total Rocap Marketing Inc. Stockholders' Deficit	(219,458)	(32,904)

NONCONTROLLING INTEREST
Noncontrolling interestholder's capital	2,000	-
Accumulated deficit - noncontrolling interestholder's share	(13,927)	-

NONCONTROLLING INTEREST	(11,927)	-

Total Deficit	(231,385)	(32,904)

Total Liabilities and Deficit	$62,371	$97,510

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Consolidated Statements of Operations

		For the Period From
		September 2, 2010
	For the Nine Months	(Inception)
	Ended	Through
	September 30, 2011	September 30, 2010
	(Unaudited)	(Unaudited)

Sales	$157,013	$8,363

Cost of goods sold	110,458	2,345

Gross profit	46,555	6,018

Operating expenses
Advertising	16,831	1,320
Professional fees	176,669	1,092
Salaries and wages	50,733	2,281
General and administrative expenses	73,303	13,097

Total operating expenses	317,536	17,790

LOSS FROM OPERATIONS	(270,981)	(11,772)

OTHER (INCOME) EXPENSE:
Interest income	(15)	-
Interest expense	10,865	-
Other (income) expense	(400)	-

Other (income) expense, net	10,450	-

Loss before income tax and noncontrollong interest	(281,431)	(11,772)

Income tax provision	-	-

Net loss before noncontrolling interest	(281,431)	(11,772)

Noncontrolling interest	(13,927)	-

Net loss	$(267,504)	$(11,772)

Net loss per common share - basic and diluted	$(0.01)	$(0.00)

Weighted common shares outstanding - basic and diluted	18,803,733	15,500,000

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

	Common Stock, $0.001 Par Value		Additional		Total Rocap Marketing Inc.		Total
	Number of		Paid-in	Accumulated	Stockholders'	Noncontrolling	Equity
	Shares	Amount	Capital	Deficit	Deficit	Interest	(Deficit)
Balance, September 2, 2010 (inception)	-	$ -	$ -	$ -	$ -	$ -	$ -

Common stock issued to founders at par	13,000,000	13,000	-	-	13,000	-	13,000

Common stock issued for purchase of subsidiary	2,500,000	2,500	-	-	2,500	-	2,500

Common stock issued for cash	3,070,000	3,070	53,928	-	56,998	-	56,998

Common stock issued for services	20,667	21	3,079	-	3,100	-	3,100

Net loss	-	-	-	(108,502)	(108,502)	-	(108,502)

Balance, September 30, 2010	18,590,667	18,591	57,007	(108,502)	(32,904)	-	(32,904)

Common stock issued for services	480,000	480	71,520	-	72,000	-	72,000

Common stock issued for cash	75,000	75	8,875	-	8,950	-	8,950

Sale of noncontrolling interest in subsidiary	-	-	-	-	-	2,000	2,000

Net loss	-	-	-	(267,504)	(267,504)	(13,927)	(281,431)

Balance, September 30, 2011	19,145,667	$19,146	$ 137,402	$ (376,006)	$ (219,458)	$ (11,927)	$ (231,385)

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Consolidated Statements of Cash Flows

		For the Period From
		September 2, 2010
	For the Nine Months	(Inception)
	Ended	Through
	September 30, 2011	September 30, 2010
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(267,504)	$(11,772)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	636	-
Common stock issued for services	72,000	3,100
Net income (loss) attributable to noncontrolling interests	(13,927)	-
Changes in operating assets and liabilities:
Accounts receivable	3,173	(1,446)
Other receivables	938	-
Inventory	(16,418)	(8,447)
Deposits	3,365	(3,365)
Accounts payable	29,587	-
Salaries payable	53,983	6,500
Customer deposits	12,321
Interest payable	4,401	-

Net cash used in operating activities	(117,445)	(15,430)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	-	(145)
		-

Net cash used in investing activities	-	(145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable - related party	50,250	24,770
Proceeds from note payable	12,800	12,400
Proceeds from sale of common stock	8,950	-
Proceeds from sale of noncontrolling interest in subsidiary	2,000	-

Net cash provided by financing activities	74,000	37,170

NET CHANGE IN CASH	(43,445)	21,595

Cash at beginning of period	43,980	-

Cash at end of period	$535	$21,595

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$6,464	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 1 – Organization and Operations

Rocap Marketing Inc.

Rocap Marketing Inc, (“Rocap” or the “Company”) was incorporated under the laws of the State of Nevada on September 2, 2010.

Lexi-Luu Designs, Inc.

Lexi-Luu Designs, Inc. (Lexi-Luu) was incorporated under the laws of the State of Nevada on September 3, 2010. Lexi-Luu manufactures and markets exclusive dancewear for youth.  The dance wear is sold through retailers throughout the country and may be purchased directly from the Company on-line at www.lexiluu.com.  A web site and order fulfilling technology have been developed to provide this service.

Acquisition of Lexi-Luu Designs Inc.

On September 15, 2010, the Company entered into a Stock Purchase and Share Exchange Agreement with the sole stockholder of Lexi-Luu Designs Inc.  The acquisition of 100% of Lexi-Luu has been recorded on the purchase method of accounting in accordance with section 805-10-05 of the FASB Accounting Standards Codification.  The Company allocated the purchase price of Lexi-Luu to the tangible assets acquired and liabilities assumed based on their estimated fair values.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full year.  These financial statements should be read in conjunction with the financial statements of the Company for the period from September 2, 2010 (inception) through December 31, 2010 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Principle of Consolidation

The consolidated financial statements include all accounts of Rocap as of September 30, 2011and for the interim period then ended and for period from September 2, 2010 (inception) through September 30, 2010 and all accounts of Lexi-Luu as of September 30, 20112011and for the interim period then ended and for the period from September 15, 2010 (date of acquisition) through September 30 2010.  All inter-company balances and transactions have been eliminated.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; normal production capacity, inventory valuation and obsolescence; the carrying value, recoverability and impairment, if any, of long-lived assets including the values assigned to and the estimated useful lives of equipment, and goodwill; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates.

Business Combination

In accordance with section 805-10-05 of the FASB Accounting Standards Codification the Company allocates the purchase price of acquired entities to the tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values.

Management makes estimates of fair values based upon assumptions believed to be reasonable.  These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from revenues, customer relationships, key management and market positions, assumptions about the period of time the acquired trade names will continue to be used in the Company’s combined product portfolio, and discount rates used to establish fair value.  These estimates are inherently uncertain and unpredictable.  Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, other receivables, inventory, accounts payable salaries payable and interest payable, approximate their fair values because of the short maturity of these instruments.

The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include equipment, goodwill and deposits are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Management will periodically review the recoverability of the capitalized oil and gas properties. Management takes into consideration various information including, but not limited to, historical production records taken from previous oil and gas operations, results of exploration activities conducted to date, estimated future prices and reports and opinions of outside consultants.  When it is determined that a project or property will be abandoned or its carrying value has been impaired, a provision is made for any expected loss on the project or property.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash and Cash Equivalents

The Company considers all investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company’s allowance for doubtful accounts was $1,280 as of September 30, 2011 and December 31, 2010.

The Company does not have any off-balance-sheet credit exposure to its customers.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Inventories

The Company values inventories, consisting of raw materials, which consist of fittings and other components necessary to assemble the Company’s finished goods, and finished goods, which consist of dance wear held for sale, at the lower of cost or market.  Cost is determined on a weighted average cost basis.  Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead.  The Company follows paragraph 330-10-30-3 of the FASB Accounting Standards Codification for the allocation of production costs and charges to inventories.  The Company allocates fixed production overhead to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance.  Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production).  Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time.  The actual level of production may be used if it approximates normal capacity.  In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost.  The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and  unallocated overheads of underutilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

The Company regularly reviews raw materials and finished goods for resale inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price, sales prices of confirmed backlog orders and spot market prices.

There was no inventory obsolescence at September 30, 2011 or December 31, 2010.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from three to five years for tooling, five years for computers and vehicles, and five to seven years for furniture and equipment. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Goodwill

Goodwill represents the excess of the cost of an acquired entity over the fair value of the net assets at the date of acquisition. Under paragraph 350-20-35-1 of the FASB Accounting Standards Codification, goodwill acquired in a business combination with indefinite useful lives are not amortized; rather, goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate the asset might be impaired.

The goodwill impairment test has two steps. The first step identifies potential impairments by comparing the fair value of a reporting unit with its carrying value, including goodwill. The fair values are determined based on a combination of valuation techniques including the expected present value of future cash flows, a market multiple approach, and a comparable transaction approach. If the fair value of a reporting unit exceeds the carrying value, goodwill is not considered impaired and the second step is not necessary. If the carrying value of a reporting unit exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying value. If the implied fair value of the goodwill is less than the carrying value, an impairment charge is recorded.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved b.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. aounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Noncontrolling Interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the noncontrolling interest in Lexi-Luu, its majority owned subsidiary in the consolidated balance sheets and within the equity section, separately from the Company’s stockholders’ equity.  Noncontrolling interest represents the noncontrolling interest holder’s proportionate share of the equity of the Company’s majority-owned subsidiary, Lexi-Luu.  Noncontrolling interest is adjusted for the noncontrolling interest holder’s proportionate share of the earnings or losses and the noncontrolling interest continues to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance.

Revenue Recognition

The Company applies the provisions of ASC 605 which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

In general, the Company recognizes revenue related to sales of dance wear when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Advertising

Advertising costs are expensed as incurred. Advertising expenses totaled $16,831 and $1,320 for the interim periods ended September 30, 2011 and 2010, respectively.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate employee termination behavior.  The contractual term of share options or similar instruments is used as expected term of share options or similar instruments for the Company if it is a newly formed corporation.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

•

Expected volatility of the entity’s shares and the method used to estimate it.  An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility.  A thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“Section 505-50-30”).

Pursuant to Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  The contractual term of share options or similar instruments is used as expected term of share options or similar instruments for the Company if it is a newly formed corporation.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

•

Expected volatility of the entity’s shares and the method used to estimate it.  An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility.  A thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option and similar instruments.

Pursuant to Paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no material adjustments to its income  tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended September 30, 2011 or for the period from September 2, 2010 (inception) through September 30, 2010.

Net Loss per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive shares outstanding for the interim period ended September 30, 2011 or for the period from September 2, 2010 (inception) through September 30, 2010.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events.  The Company will disclose the date through which subsequent events have been evaluated and that date is the date when the financial statements were issued.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 - Going Concern

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit at September 30, 2011, a net loss and net cash used in operating activities for the interim period then ended.

While the Company is attempting to establish an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by seeking equity and/or debt financing.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 3 - Going Concern (continued)

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 - Inventory

The Company’s inventory at September 30, 2011 and December 31, 2010 consisted of the following:

	September 30, 2011	December 31, 2010
Raw materials	$35,242	$18,114
Work in Progress	-	-
Finished goods	3,816	4,526
Total Inventory	$39,058	$22,640

Slow-Moving or Obsolescence Markdowns

There were no inventory obsolescence adjustments for the interim period ended September 30, 2011 or the period ended December 31, 2010.

Lower of Cost or Market Adjustments

There was no lower of cost or market adjustments for the interim period ended September 30, 2011 or the period ended December 31, 2010.

Note 5 – Note Payable

Lexi-Luu has a note payable to an unrelated third party. The note is secured by inventory, bears no interest and is due on demand.

Note 6 – Notes Payable – Related Parties

During the period from September 2, 2010 (inception) through December 31, 2010, the Company entered into three (3) promissory notes with an individual for $92,500 in aggregate.  The notes carry interest rates of 8% to 12%, per annum, with interest only payments beginning February, 2011 through October, 2012, at which time outstanding interest and principal is due and payable.   As of September 30, 2011 and December 31, 2010 the Company has recognized $7,105 and $1,891 of interest associated with these notes.

On March 15, 2011, the Company entered into two promissory notes for a total of $50,250 with a different related party.  These notes bear interest at 8%, with interest only payments beginning August 15, 2011 through March 15, 2014, at which time all outstanding interest and principle is due and payable. As of September 30, 2011 the Company has recognized $2,181 of interest associated with these notes.

Note 7 – Stockholders’ Deficit

The Company has 1,000,000 preferred shares authorized at a par value of $0.001.  As of December 31, 2010 the Company has no preferred shares issued or outstanding.

The Company has 74,000,000 common shares authorized at a par value of $0.001.  As of December 31, 2010 the Company has 18,590,667 shares of common stock issued and outstanding.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 7 – Stockholders’ Deficit (continued)

On September 2, 2010 the Company issued 13,000,000 shares of common stock to the Company’s founders at par, or $13,000 in cash.

On September 15, 2010, the Company entered into a stock exchange agreement with an individual issuing 2,500,000 shares of common stock for the issued and outstanding stock of Lexi-Luu Designs, Inc.

During 2010, the Company issued 3,090,667 shares of common stock for cash of $60,098 to various individuals.

During the nine months ended September 30, 2011, the Company sold 100,000 shares of common stock for $9,000 cash and returned $50 to an investor who purchased shares in the 2010 private placement in exchange for 25,000 common shares.

Note 8 – Noncontrolling Interest

On March 15, 2011, the Company’s wholly-owned subsidiary, Lexi-Luu sold 2,000,000 shares to a third party for $2,000.  As a result, the Company now owns 80% of Lexi-Luu.

As of September 30, 2011, net loss attributable to noncontrolling interests totaled $13,927, resulting in a total noncontrolling interest in subsidiary as of September 30, 2011 of $11,927.

Note 9 – Concentrations

Customers and Credit Concentrations

Customer concentrations for the interim periods ended September 30, 2011and 2010 and credit concentrations at September 30, 2011 and December 31, 2010 are as follows:

	Net Sales for the Interim Period Ended		Accounts Receivable at
	September 30, 2011	September 30, 2010	September 30, 2011	December 31, 2010

Customer A	-%	12.9%	-%	10.4%

Customer B	3.6%	19.4%	31.2%	14.4%

Customer C	2.4%	18.8%	-%	-%

Customer D	-%	-%	-%	37.8%

Customer E	10.2%	-%	-%	-%

Customer F	5,6%	-%	40.1%	-%
			%
	21.8%	51.1%	71.3%	62.6%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

ROCAP MARKETING, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2011 and 2010

(Unaudited)

Note 10 – Commitments and Contingencies

Management Agreements

On September 1, 2010, the Company entered into a management agreement (“Management Agreement”) with Peter Henricsson for consulting services to be provided by him (“Consultant”) in the capacity of President of the Company which requires that the Consultant to be paid $3,250 per month for three (3) years from date of signing. The Company is also required to issue the Consultant a total of 960,000 shares of its common stock payable on a quarterly basis over 12 quarters (3 years) commencing March 2011.

On September 1, 2010, the Company entered into a management agreement (“Management Agreement”) with Tezi Advisory Inc for consulting services to be provided by Gordon C. McDougall (“Consultant”) in the capacity of Vice President Finance of the Company which requires that the Consultant to be paid $3,250 per month for three (3) years from date of signing. The Company is also required to issue the Consultant a total of 960,000 shares of its common stock payable on a quarterly basis over 12 quarters (3 years) commencing March 2011.

Note 11 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that the following reportable subsequent event should be disclosed:

On October 12, 2011 the Company issued 45,000 shares of common stock to the Wallace Family Trust for $6,750 cash.

PROSPECTUS

ROCAP MARKETING INC.

2,875,667 SHARES OF COMMON STOCK

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ____________, 2011, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is:  _______________, 2011

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$33.39
Transfer Agent Fees	$1,000
Accounting fees and expenses	$10,000
Legal fees and expense	$12,500
Printing Costs	$300
Miscellaneous	$500
Total	$24,334

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

See “Commission Position on Indemnification for Securities Act Liabilities” above.

Item 15.  Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception.

Acquisition of Lexi-Luu Designs, Inc.

On September 15, 2010, we issued 2,500,000 shares of our Common Stock to Hubert J. Blanchette in exchange for 100% of the shares of Lexi-Luu Designs Inc.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 as they were transactions by an issuer not involving a public offering.  The purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution.  The purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The following sets forth the details regarding said issuance:

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption
Sep 15, 2010	Common stock	2,500,000	Hubert J. Blanchette	$2,500	Stock	Sec. 4(2)

Founder’s Shares

On September 18 and 20, 2010, we issued 13,000,000 shares of our Common Stock to two founders of the Company, both of whom are non-US individuals residing in Canada, for aggregate proceeds of $13,000.  The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 on the basis of representations made by the purchasers that the purchasers were not “U.S. persons,” as that term is defined under Regulation S, and that such purchasers were not acquiring the shares for the account or benefit of a U.S. person.  The purchasers further represented that it was such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution.  The purchasers were given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The following sets forth the details regarding said issuances:

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(1)(2)
Sep 18, 2010	Common stock	6,500,000	Gordon C. McDougall	$6,500	Cash	Reg. S
Sep 20, 2010	Common stock	6,500,000	Peter Henricsson	$6,500	Cash	Reg. S
Totals		13,000,000		$13,000

Issuance for Services

On October 25, 2010, we issued 20,667 shares of our Common Stock in exchange for $3,100 of consulting services, in lieu of cash compensation.  The shares were issued pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933 on the basis of representation made by the purchaser that the purchaser was not a “U.S. person,” as that term is defined under Regulation S, and that such purchaser was not acquiring the shares for the account or benefit of a U.S. person.  The purchaser further represented that such purchaser’s intention to acquire the shares was for investment only and not with a view toward distribution.  The purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The following sets forth the details regarding said issuance:

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption
Oct 25, 2010	Common stock	20,667	F.A. Ventures, Inc.	$3,100	Services	Reg. S

Regulation S Issuances

From time to time between September 29, 2010 and November 18, 2010 we issued 2,710,000 shares of common stock to 18 investors, all of whom are non-US individuals and entities, at a price per share between $0.002 and $0.15 for aggregate proceeds of $25,200.  The shares were issued pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933 on the basis of representations made by the purchasers that the purchasers were not “U.S. persons,” as that term is defined under Regulation S, and that such purchasers were not acquiring the shares for the account or benefit of a U.S. person.  The purchasers further represented that it was such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution.  The purchasers were given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The following sets forth the details regarding said issuances:

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption
Sep 29, 2010	Common stock	10,000	William Schonbrun	$1,500	Cash	Reg. S
Sep 30, 2010	Common stock	10,000	Jacqueline Chisholm	$1,500	Cash	Reg. S
Sep 30, 2010	Common stock	10,000	James Buonassisi	$1,500	Cash	Reg. S
Oct 01, 2010	Common stock	10,000	ConnectsUs Intranet Inc.	$1,500	Cash	Reg. S
Oct 04, 2010	Common stock	10,000	Joan Zokol	$1,500	Cash	Reg. S
Oct 11, 2010	Common stock	850,000	Ylva Seljemo	$1,700	Cash	Reg. S
Oct 11, 2010	Common stock	10,000	Niklas Seljemo	$200	Cash	Reg. S
Oct 11, 2010	Common stock	850,000	Gunnar Nordgren	$1,700	Cash	Reg. S
Oct 11, 2010	Common stock	10,000	Lena Eklof	$200	Cash	Reg. S
Oct 12, 2010	Common stock	10,000	Kenth Englund	$1,500	Cash	Reg. S
Oct 12, 2010	Common stock	10,000	Bengt Wilke	$1,500	Cash	Reg. S
Oct 15, 2010	Common stock	10,000	Ricardo Dai	$1,500	Cash	Reg. S
Oct 15, 2010	Common stock	10,000	Barry Yates	$1,500	Cash	Reg. S
Oct 18, 2010	Common stock	10,000	The Wallace Family Trust	$1,500	Cash	Reg. S
Oct 20, 2010	Common stock	10,000	John Thiessen	$1,500	Cash	Reg. S
Oct 28, 2010	Common stock	10,000	Darlene Rodocker	$1,500	Cash	Reg. S
Nov 01, 2010	Common stock	10,000	Murray Keating	$200	Cash	Reg. S
Nov 03, 2010	Common stock	850,000	Murray Keating	$1,700	Cash	Reg. S
Nov 18, 2010	Common stock	10,000	Enlighted Hospitality Inc.	$1,500	Cash	Reg. S
Totals		2,710,000		$25,200

Regulation D, Rule 506 Offering Issuances

On November 1, 2010 we completed a Regulation D Rule 506 offering in which we sold 335,000 shares of common stock to 19 investors, at a price per share of between $0.002 and $0.15 per share for aggregate proceeds of $31,750.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 as they were transactions by an issuer not involving a public offering.  The purchasers represented that it was such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution.  The purchasers were given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The following sets forth the details regarding said issuances:

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption
Sep 26, 2010	Common stock	10,000	Adrian Jackson	$1,500	Cash	Rule 506
Sep 28, 2010	Common stock	125,000	James William Chapman, Jr.	$250	Cash	Rule 506
Oct 05, 2010	Common stock	10,000	Marla Golusin	$1,500	Cash	Rule 506
Oct 05, 2010	Common stock	10,000	X Finance Limited Partnership	$1,500	Cash	Rule 506
Oct 05, 2010	Common stock	10,000	Albert Golusin	$1,500	Cash	Rule 506
Oct 06, 2010	Common stock	10,000	Virginia A. Brown	$1,500	Cash	Rule 506
Oct 08, 2010	Common stock	10,000	Lloyd Betts	$1,500	Cash	Rule 506
Oct 08, 2010	Common stock	10,000	Carmen L. Norwood	$1,500	Cash	Rule 506
Oct 09, 2010	Common stock	15,000	Larry R. Shaw	$2,250	Cash	Rule 506
Oct 10, 2010	Common stock	10,000	William Clayton	$1,500	Cash	Rule 506
Oct 12, 2010	Common stock	10,000	Devin R. Farnsworth	$1,500	Cash	Rule 506
Oct 12, 2010	Common stock	10,000	Allen E. Joers	$1,500	Cash	Rule 506
Oct 14, 2010	Common stock	10,000	David R. Allison	$1,500	Cash	Rule 506
Oct 22, 2010	Common stock	15,000	Ronald Rose	$2,250	Cash	Rule 506
Oct 22, 2010	Common stock	15,000	Teresa Rose	$2,250	Cash	Rule 506
Oct 22, 2010	Common stock	15,000	Christopher Rose	$2,250	Cash	Rule 506
Oct 27, 2010	Common stock	10,000	Robert Vujea	$1,500	Cash	Rule 506
Nov 01, 2010	Common stock	15,000	Complete Advisory Partners LLC	$2,250	Cash	Rule 506
Nov 01, 2010	Common stock	15,000	Michael R. Jaeger	$2,250	Cash	Rule 506
Totals		335,000		$31,750

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)

No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)

The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)

None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

All shares purchased in the Regulation D Rule 506 offering completed on April 7, 2011 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

Recent Issuances under Regulation S

On April 6, 2011, we sold 100,000 shares of common stock to an investor, a non-US individual, at a price per share of $0.09 for aggregate proceeds of $9,000, and on October 12, 2011, we sold a further 45,000 shares of common stock to the investor at a price per share of $0.15 for aggregate proceeds of $6,750.  The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 on the basis of representation made by the purchaser that the purchaser was not a “U.S. person,” as that term is defined under Regulation S, and that such purchaser was not acquiring the shares for the account or benefit of a U.S. person.  The purchaser further represented that such purchaser’s intention to acquire the shares was for investment only and not with a view toward distribution.  The purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The following sets forth the details regarding said issuances:

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption
Apr 06, 2011	Common stock	100,000	The Wallace Family Trust	$9,000	Cash	Reg. S
Oct 12, 2011	Common stock	45,000	The Wallace Family Trust	$6,750	Cash	Reg. S

Item 16.  Exhibits

The following is a list of exhibits filed as part of this Registration Statement.  Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation and Certificate of Correction
3.2	By-Laws
5.1	Opinion of Chachas Law Group P.C.
10.1	Form of Customer Contract
21.1	Subsidiaries of Registrant
23.1	Consent of Li & Company, PC
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)
24.1	Power of Attorney

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, on December 23, 2011.

ROCAP MARKETING INC.
/s/ Peter Henricsson
Peter Henricsson
President, Chief Executive Officer and Director
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter Henricsson
Peter Henricsson
President, Chief Executive Officer and Director
Principal Executive Officer

/s/ Gordon C. McDougall
Gordon C. McDougall
Chief Financial Officer, Secretary, Treasurer and Director
Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon C. McDougall, as him true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in him name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Rocap Marketing Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or him substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Peter Henricsson	Chief Executive Officer	December 23, 2011
Peter Henricsson

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Rocap Marketing Inc.
3.2	Bylaws of Rocap Marketing Inc.
5.1	Opinion of Chachas Law Group P.C.
21.1	Subsidiaries of the Registrant
23.1	Consent of Li & Company, PC
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney